FINANCIAL FEDERAL CORPORATION
     AMENDED AND RESTATED 1998 STOCK OPTION/RESTRICTED STOCK PLAN

                AMENDMENT TO RESTRICTED STOCK AGREEMENT

     This Amendment, is made and entered into as of the 9th day of December, 2008, by and between Financial Federal Corporation (the
"Company") and [INSERT NAME OF PARTICIPANT] (the "Participant") (together, the "Parties").

                         W I T N E S S E T H:

     WHEREAS, the Parties entered into the Restricted Stock Agreement(s) referenced on Exhibit A attached hereto (the "Agreement(s)") that previously granted restricted stock awards to the Participant under the Financial Federal Corporation Amended and Restated 1998 Stock Option/Restricted Stock Plan;

     WHEREAS, for purposes of bringing the Agreement(s) into compliance with the plan document requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Parties have prepared this Amendment which must be adopted on or before December 31, 2008; and

     WHEREAS, pursuant to the terms of the Agreement(s) that require any amendments thereto to be signed by the Participant and the Company's Chief Executive Officer, the Parties desire to adopt this Amendment in order to comply with Section 409A of the Code.

     NOW, THEREFORE, the Parties hereto agree as follows:

     Effective as of the date first written above, a new section is hereby added immediately following the section entitled "Applicable Law" in the Agreement(s) to read as follows:

     "Compliance with Code Section 409A.

     To the extent this Agreement is subject to Code Section 409A, and notwithstanding any provision in the Agreement to the contrary, if upon your "separation from service" within the meaning of Code Section 409A, you are then a "specified employee" (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of "nonqualified deferred compensation" subject to Code
Section 409A payable as a result of and within six (6) months following such separation from service under this Agreement until the earlier of
(i) the first business day of the seventh month following your separation from service, or (ii) ten (10) days after the Company receives notification of your death. Any such delayed payments shall be made without interest."


     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its Chief Executive Officer and the Participant has hereunto set his hand on the day and year first above written.


                              FINANCIAL FEDERAL CORPORATION

                              By:

                              Its: Chief Executive Officer


                              PARTICIPANT

                              [INSERT NAME OF PARTICIPANT]



                               EXHIBIT A

                     RESTRICTED STOCK AGREEMENT(S)

   DATE OF RESTRICTED STOCK         SHARES OF RESTRICTED STOCK
           AGREEMENT                         GRANTED